UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2023

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2023, Republic Services, Inc. (“Republic” or the “Company”) announced that the employment of Timothy E. Stuart, Executive Vice President and Chief Operating Officer, terminated on August 17, 2023. The circumstances giving rise to Mr. Stuart’s departure do not involve operations, strategy, or any accounting matters, financial statements, financial disclosures or related disclosure controls and procedures.

On August 18, 2023, the Company also announced that Gregg Brummer has been appointed to the position of Executive Vice President and Chief Operating Officer, effective as of August 18, 2023, succeeding Mr. Stuart. Mr. Brummer, 57, has been with Republic since 2014 and most recently served as the Senior Vice President, Operations. Previously, Mr. Brummer served as the Area President for the South and Northwest areas from January 2016 to June 2019. Prior to that, he acted as the Region Vice President for the former East region from February 2015 to January 2016 and Area President in the Gulf Coast from January 2014 through January 2015. Before joining Republic, Mr. Brummer was a Regional Vice President and General Manager at BlueLinx Corporation. In connection with the appointment to his new position, the Talent & Compensation Committee (the “Committee”) of the Board of Directors approved an increase to Mr. Brummer’s base salary to $630,000, with an annual cash bonus opportunity of 85% of his base salary, which amounts will be prorated for 2023 for his time in the new position. In addition, the Committee also approved a grant to Mr. Brummer of $300,000 in restricted stock units, which will vest over a four-year period.

There is no arrangement between Mr. Brummer and any person, pursuant to which he was selected as the Company’s Executive Vice President and Chief Operating Officer. Mr. Brummer has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: August 18, 2023	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary